UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2012

EMERSON RADIO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07731	22-3285224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, New Jersey 07601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 2, 2010, the Board of Directors (the “Board”) of Emerson Radio Corp. (the “Company”) declared an extraordinary dividend of $1.10 per common share, which was paid on March 24, 2010. In connection with the Company’s determination as to the taxability of the dividend, the Board relied upon information and research provided to it by the Company’s tax advisors and, in reliance on the “stock-for-debt” exception in the Internal Revenue Code Sections 108(e)(8) and (e)(10), concluded that 4.9% of such dividend paid was taxable to the recipients.

The Company has received a Form 886-A from the Internal Revenue Service (the “IRS”) which challenges the Company’s conclusions and determines that the Company does not qualify for the above-referenced exception. Accordingly, the IRS has concluded that 100% of the dividend paid was taxable to the recipients. The Company intends to defend its position and calculations and will contest the position asserted by the IRS.

In the event that the Company is not successful in establishing with the IRS that the Company’s calculations were correct, then the shareholders who received the dividend likely will be subject to and liable for an assessment of additional taxes due. Moreover, the Company may be contingently liable for taxes due by its shareholders resulting from the dividend paid by the Company.

Initially, the Company withheld from the dividend funds allocated to the tax liability associated with such dividend. As previously disclosed, on April 7, 2010, upon a request made to the Company by its foreign controlling shareholder, S&T International Distribution Limited (“S&T”), a subsidiary of The Grande Holdings Limited (Provisional Liquidators Appointed), the Company entered into an agreement with S&T (the “Agreement”), whereby the Company returned to S&T on April 7, 2010 that portion of the funds withheld for taxes from the dividend paid on March 24, 2010 to S&T, which the Company believes is not subject to U.S. tax based on the Company’s good-faith estimate of its accumulated earnings and profits. The Agreement includes provisions pursuant to which S&T agreed to indemnify the Company for any liability imposed on it as a result of the Company’s agreement not to withhold such funds for S&T’s possible tax liability and a pledge of stock as collateral. The Company continues to assert that such dividend is not subject to U.S. tax based on the Company’s good-faith estimate of its accumulated earnings and profits. In addition, the Company also continues to assert that this transaction results in an off-balance sheet arrangement and a possible contingent tax liability of the Company, which, if recognized, would be offset in part by the calling by the Company on S&T of the indemnification provisions of the Agreement. In March 2011, upon the request of S&T to the Company, the Company and S&T agreed that the collateral pledged as a part of the Agreement would no longer be required and such collateral was returned by the Company to S&T in March 2011 and the Agreement was amended and restated to remove the collateral requirement but retain the indemnification provisions. The Agreement, as amended (the “Amended Agreement”), remains in effect as of today. In the event that (i) the Company is not successful in establishing with the IRS that the Company’s calculations were correct and (ii) S&T is unable or unwilling to pay the additional taxes due or indemnify Emerson under the terms of the Amended Agreement, the Company may be liable to pay such additional taxes which would have a material adverse effect on the Company’s financial condition and operations.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer

Dated: September 5, 2012